Exhibit 5.1

John T. McKenna
+1 650 843-5059
jmckenna@cooley.com

October 6, 2021

Sio Gene Therapies Inc.
130 West 42nd St., 26th Floor
New York, NY 10036

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sio Gene Therapies Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 7,775,102 shares (the “Shares”) of the Company’s Common Stock, $0.00001 par value, pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan, as amended (the “Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, (c) the Plan, and (d) originals or copies certified to our satisfaction of such records, opinions, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and the related prospectus, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
T: (650) 843-5000 F: (650) 849-7400 cooley.com

Sio Gene Therapies Inc.
October 6, 2021
Page Two

Very truly yours,

Cooley LLP

By:	/s/ John T. McKenna
John T. McKenna
Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
T: (650) 843-5000 F: (650) 849-7400 cooley.com

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